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                                  EXHIBIT 23.1

                    CONSENT OF CROWE, CHIZEK AND COMPANY LLP



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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 filed with the Securities and Exchange Commission of our report dated February 23, 2001, on the consolidated financial statements of Lawrence Financial Holdings, Inc. as of and for the years ended December 31, 2000 and 1999, which report is included in Lawrence Financial Holdings, Inc.'s Annual Report on Form 10-KSB (SEC No. 000-31847) dated March 30, 2001, as amended and refiled with the Securities and Exchange Commission on April 3, 2001.



                                             /s/ Crowe, Chizek and Company LLP

Columbus, Ohio
December 28, 2001